Exhibit (h)(1)(c)
AMENDMENT NO. 3 TO
ADMINISTRATION AGREEMENT
THIS AMENDMENT NO. 3 TO ADMINISTRATION AGREEMENT (this “Amendment”), effective as of July 1, 2011 (the “Amendment Effective Date”), by and between Schwab Strategic Trust (“Trust”) and Charles Schwab Investment Management, Inc. (the “Administrator”).
     WHEREAS, Trust and Administrator entered into an Administration Agreement, dated October 12, 2009 (the “Administration Agreement”), pursuant to which Administrator provides administrative and accounting services to the Trust on behalf of the series set forth on Schedule I to the Administration Agreement;
     WHEREAS, the parties hereto desire to amend Schedule I to the Administration Agreement to reflect additional series of the Trust.
     NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:
1.	Schedule I of the Administration Agreement is hereby amended to add the following Portfolios:
Schwab U.S. Aggregate Bond ETF
A new Schedule I listing each of the Portfolios subject to the Administration Agreement as of the date of this Amendment is hereby attached to this Amendment.

2.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect. Capitalized terms not defined herein shall have the same meaning as set forth in the Administration Agreement.

3.	Entire Agreement. The Administration Agreement as modified by this Amendment constitutes the entire agreement among the parties with respect to the subject matter contained herein and therein and may only be amended by a writing executed by all parties.
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

SCHWAB STRATEGIC TRUST, on behalf of each Fund listed on Schedule A		CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

By:	/s/ George Pereira	By:	/s/ Marie Chandoha
Name:	George Pereira	Name:	Marie Chandoha
Title:	Treasurer and Principal Financial Officer	Title:	President, Chief Executive Officer and Chief Investment Officer

SCHEDULE I
to the
ADMINISTRATION AGREEMENT
Dated as of October 12, 2009 between
SCHWAB STRATEGIC TRUST and
CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.
As of July 1, 2011
Portfolios
Schwab U.S. Broad Market ETF
Schwab U.S. Large-Cap ETF
Schwab U.S. Large-Cap Growth ETF
Schwab U.S. Large-Cap Value ETF
Schwab U.S. Small-Cap ETF
Schwab International Equity ETF
Schwab International Small-Cap Equity ETF
Schwab Emerging Markets Equity ETF
Schwab U.S. TIPS ETF
Schwab Short-Term U.S. Treasury ETF
Schwab Intermediate-Term U.S. Treasury ETF
Schwab U.S. REIT ETF
Schwab U.S. Mid-Cap ETF
Schwab U.S. Aggregate Bond ETF